UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2015 (February 6, 2015)

Sierra Income Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Park Ave, 33rd Floor

New York, NY 10152

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to the Alpine Credit Facility

On February 6, 2015, Alpine Funding LLC (“Alpine”), Sierra Income Corporation’s (“Sierra”) wholly-owned, special purpose financing subsidiary, entered into Amendment No. 1 to its existing Loan Agreement (the “Amendment”), with the Financing Providers party thereto, JPMorgan Chase Bank, National Association (“JPMorgan”), as administrative agent and lender, SIC Advisors LLC, as the portfolio manager, and the Collateral Administrator, Collateral Agent and Securities Intermediary party thereto. The Amendment amends certain provisions of Alpine’s Loan Agreement (as amended, the “Loan Agreement”).

The Loan Agreement was amended to, among other things, increase the maximum financing commitments available thereunder to $300,000,000. In addition, the maturity date under the Loan Agreement was extended and any amounts borrowed thereunder will mature, and all accrued and unpaid interest thereunder will be due and payable, on July 23, 2019. Furthermore, the Loan Agreement was amended to require Alpine, from and after February 23, 2015, to pay a non-usage fee equal to .50% on the average daily unused amount of the financing commitments (assuming the aggregate financing commitments of all lenders to be $150,000,000), which shall accrue during the period from and including February 23, 2015 to but excluding August 6, 2015, to the extent the aggregate principal amount available under the Loan Agreement has not been borrowed; from and after August 6, 2015, Alpine will be required to pay a non-usage fee equal to .50% on the average daily unused amount of the financing commitments, which shall accrue during the period from and including August 6, 2015 to but excluding the last day of the reinvestment period, as defined in the Loan Agreement, to the extent the aggregate principal amount available under the Loan Agreement has not been borrowed. An upfront fee was also incurred in connection with the increased financing commitments provided in connection with this Amendment.

Borrowings under the Loan Agreement are subject to, among other things, compliance with a net asset value coverage ratio with respect to the current value of Alpine’s portfolio, and various eligibility criteria must be satisfied with respect to the initial acquisition of each loan in Alpine’s portfolio.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1 and the full text of the previously filed Loan Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On February 6, 2015, Sierra issued a press release announcing its entry into the Amendment, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment No. 1 to the Loan Agreement, dated as of February 6, 2015, by and among Alpine Funding LLC as borrower, JPMorgan Chase Bank, National Association, as administrative agent, the Financing Providers from time to time party thereto, SIC Advisors LLC, as the portfolio manager, and the Collateral Administrator, Collateral Agent and Securities Intermediary party thereto.

99.1	Press release, dated February 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sierra Income Corporation

Date: February 10, 2015	By:	/s/ Richard T. Allorto, Jr.
Richard T. Allorto, Jr.
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment No. 1 to the Loan Agreement, dated as of February 6, 2015, by and among Alpine Funding LLC as borrower, JPMorgan Chase Bank, National Association, as administrative agent, the Financing Providers from time to time party thereto, SIC Advisors LLC, as the portfolio manager, and the Collateral Administrator, Collateral Agent and Securities Intermediary party thereto.

99.1	Press release, dated February 6, 2015.